
                            Pomeroy Computer Resources, Inc.
                        Exhibit 11 - Computation of Earnings Per Share
                      ( in thousands, except per share amounts)

           Primary Earnings Per Common Share

                                               Quarter Ended      Nine Months Ended
                                                 October 5,           October 5,
                                             __________________  __________________
                                               1995       1996     1995      1996
                                             _______    _______  _______    _______
            Net Income for the period        $ 1,088    $ 2,619  $ 3,048    $ 3,117

            Weighted common shares
            outstanding                        3,858      6,283    3,732      4,819

            Dilutive effect of options
            outstanding during the period        247        192      224        166

            Contingent shares                     16          -       16    -
                                             ________    ________  ______    ________

            Total common and common
            equivalent shares                  4,121       6,475    3,972      4,985
                                             ________    _______  _______    ________

            Earnings per common share        $  0.26     $  0.40   $ 0.77    $   0.63
            Fully Diluted Earnings Per Share

                                               Quarter Ended      Nine Months Ended
                                                 October 5,           October 5,
                                             __________________  ___________________
                                               1995       1996     1995       1996
                                             ________   _______  _______    ________

            Net Income for the period        $ 1,088    $ 2,619  $ 3,048    $ 3,117

            Weighted common shares
            outstanding                        3,858      6,283    3,732      4,819

            Dilutive effect of options
            outstanding during the period        247        267      271    267

            Contingent shares                     16          -       16       -
                                             ________   ________   _______   ________

           Total common and common
            equivalent shares                  4,121      6,550     4,019     5,086
                                            _________  _________    ______   ________

           Earnings per common share        $   0.26   $  0.40    $  0.76   $ 0.61

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